POWER OF ATTORNEY

We, the undersigned directors of Questar Corporation, hereby severally constitute Ronald W. Jibson and Harris H. Simmons, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2014 and any and all amendments to be filed with the Securities and Exchange commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2014 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/	Chairman, President and Chief Executive Officer
Ronald W. Jibson	Director	February 11, 2014

/s/	Director
Teresa Beck		February 11, 2014

/s/	Director
R. D. Cash		February 11, 2014

/s/	Director
Laurence M. Downes		February 11, 2014

/s/	Director
Christopher A. Helms		February 11, 2014

/s/	Director
Rebecca Ranich		February 11, 2014

/s/	Director
Keith O. Rattie		February 11, 2014

/s/	Director
Harris H. Simmons		February 11, 2014

/s/
Bruce A. Williamson	Director	February 11, 2014